UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): October 31, 2011

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 31, 2011, the Executive Vice President and Chief Financial Officer of Cash America International, Inc. (the “Company”), Thomas A. Bessant, Jr., amended his existing Rule 10b5-1 trading plan (the “Trading Plan”) that was entered into on May 19, 2011 to extend the term of the plan through January 23, 2012. The Trading Plan provides for the sale, subject to minimum market price thresholds, of up to 25,000 shares of Company common stock, par value $0.10 per share, that may be acquired upon the exercise of Mr. Bessant’s outstanding stock options that expire on January 23, 2012. Sales under the amended Trading Plan will commence no earlier than November 14, 2011.

The Trading Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not then in possession of material nonpublic information to establish prearranged plans to buy or sell stock in the future, regardless of subsequent material nonpublic information. All transactions under the Trading Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: November 2, 2011	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary